                                                                  EXHIBIT 10.21















                            STOCK PURCHASE AGREEMENT

                                      among

                         TBA ENTERTAINMENT CORPORATION,

                            MOORE ENTERTAINMENT, INC.

                                       and

                                STEPHEN F. MOORE






                                February 6, 2001


                                TABLE OF CONTENTS


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ARTICLE 1 - Purchase And Sale of Shares..................................................1
    1.1    Purchase and Sale.............................................................1
    1.2    Purchase Price................................................................1
    1.3    Closing.......................................................................2
    1.4    Further Action................................................................2

ARTICLE 2 - Representations And Warranties of TBA........................................2
    2.1    Organization and Qualification................................................2
    2.2    Authority Relative to this Agreement..........................................2
    2.3    Certain Corporate Matters.....................................................3
    2.4    Broker's Fees.................................................................3
    2.5    Disclosure....................................................................3
    2.6    No Actions Pending............................................................3
    2.7    Investment Intent.............................................................3
    2.8    Information...................................................................4
    2.9    Sophistication of TBA.........................................................4
    2.10   Accredited Investor...........................................................4

ARTICLE 3 - Representations And Warranties of Shareholder And Moore ......................
                Entertainment............................................................4
    3.1    Organization, Qualification and Corporate Power...............................4
    3.2    Capitalization................................................................5
    3.3    Authorization of Transaction..................................................5
    3.4    Subsidiaries..................................................................6
    3.5    Financial Statements..........................................................6
    3.6    Events Subsequent to Financial Statements.....................................6
    3.7    Undisclosed Liabilities.......................................................8
    3.8    Tax Returns and Audits........................................................8
    3.9    Books and Records.............................................................9
    3.10   Real Property................................................................10
    3.11   Tangible Property............................................................10
    3.12   Intellectual Property........................................................10
    3.13   Contracts....................................................................12
    3.14   Suppliers and Customers......................................................13
    3.15   Notes; Accounts Receivable...................................................13
    3.16   Powers of Attorney...........................................................13
    3.17   Condition of Property........................................................13
    3.18   Insurance....................................................................13
    3.19   Litigation...................................................................13
    3.20   Employees....................................................................14
    3.21   Employee Benefit Plans.......................................................14
    3.22   Guarantees...................................................................15
    3.23   Legal Compliance.............................................................15


                                Table of Contents
                                   (continued)


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    3.24   Certain Business Relationships...............................................15
    3.25   Broker's Fees................................................................15
    3.26   Environment, Health and Safety...............................................16
    3.27   Disclosure...................................................................16

ARTICLE 4 - Additional Representations and Warranties of Shareholder....................16
    4.1    Representations Regarding Shares of Moore Entertainment......................16
    4.2    Authorization................................................................17

ARTICLE 5 - Conduct of Business Pending The Closing.....................................17
    5.1    Conduct of Business by Moore Entertainment Pending the Closing...............17
    5.2    No Other Bids for Moore Entertainment........................................20
    5.3    Lines of Business and Capital Expenditures...................................20
    5.4    Accounting Methods...........................................................20
    5.5    Other Actions................................................................20

ARTICLE 6 - Additional Agreements.......................................................20
    6.1    Expenses.....................................................................21
    6.2    Notification of Certain Matters..............................................21
    6.3    Access to Information........................................................21
    6.4    Taking of Necessary Action...................................................21
    6.5    Notice of Changes............................................................21
    6.6    Press Releases...............................................................21
    6.7    Employee Matters.............................................................22
    6.8    Tax Matters..................................................................22
    6.9    Adjustment to Purchase Price.................................................22
    6.10   No Deficit Working Capital...................................................23
    6.11   Section 338(h)(10) Election..................................................23
    6.12   Real Estate Lease............................................................23
    6.13   Separate Subsidiary..........................................................23
    6.14   SunTrust Note................................................................23
    6.15   Referral Commissions.........................................................23

ARTICLE 7 - Conditions to Closing.......................................................24
    7.1    Conditions to Obligations of Each Party to Effect the Closing................24
    7.2    Additional Conditions to TBA's Obligations...................................24
    7.3    Additional Conditions to the Obligations of Moore Entertainment
           and Shareholder..............................................................26

ARTICLE 8 - Termination, Amendment and Waiver...........................................27
    8.1    Termination..................................................................27
    8.2    Amendment....................................................................27
    8.3    Waiver.......................................................................27
    8.4    Effect of Termination........................................................28


                                Table of Contents
                                   (continued)


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ARTICLE 9 - Indemnification.............................................................28
    9.1    By TBA, Moore Entertainment and Shareholder..................................28
    9.2    Claims for Indemnification...................................................28
    9.3    Defense by Indemnifying Party................................................29
    9.4    Payment of Indemnification Obligation........................................29
    9.5    Limitations..................................................................29

ARTICLE 10 - General Provisions.........................................................29
    10.1   Survival of Representations and Warranties...................................29
    10.2   Effect of Due Diligence......................................................30
    10.3   Specific Performance.........................................................30
    10.4   Notices......................................................................30
    10.5   Interpretation...............................................................31
    10.6   Severability.................................................................31
    10.7   Miscellaneous................................................................31
    10.8   Material Adverse Breach......................................................32
    10.9   Limitation of Liability......................................................32



SCHEDULE 1  Disclosure Schedule

EXHIBIT A     Form of Adjustable Promissory Note
EXHIBIT B     Form of Pledge Agreement
EXHIBIT C     Form of Employment Agreement

                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT, dated as of February 6, 2001 (this "Agreement"), is by and among TBA Entertainment Corporation, a Delaware corporation ("TBA"), Moore Entertainment, Inc., a Tennessee corporation ("Moore Entertainment"), and Stephen F. Moore, an individual and sole shareholder of Moore Entertainment ("Moore" or "Shareholder").


                                    RECITALS

        WHEREAS, Shareholder owns all of the issued and outstanding common stock (the "Shares") of Moore Entertainment;

        WHEREAS, TBA, Moore Entertainment and Shareholder each desire for TBA to acquire (the "Acquisition") all of the Shares pursuant to the terms and conditions of this Agreement, as a result of which Moore Entertainment will become a wholly owned subsidiary of TBA;

        NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1

                           PURCHASE AND SALE OF SHARES

        1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Shareholder agrees to sell, assign, transfer and deliver to TBA at the Closing (as hereinafter defined), and TBA agrees to purchase from Shareholder at the Closing, the Shares, free and clear of any and all charges, claims, community property interests, equitable interests, mortgages, liens, security interests, pledges, charges, rights of assignment, rights of purchase, rights of first offer or refusal, options, warrants or encumbrances of any nature (collectively, "Liens").

        1.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares shall be an amount equal to Two Million Two Hundred Thousand Dollars ($2,200,000), subject to possible adjustment as provided in the Adjustable Note (hereinafter defined), and shall be paid or delivered to Shareholder at the Closing as follows:

            (a) TBA shall deliver to Shareholder by wire transfer to one or more accounts designated in writing by Shareholder to TBA prior to the Closing cash in an amount equal to One Million One Hundred Thousand Dollars ($1,100,000) (the "Cash Portion"); and

            (b) TBA shall deliver to Shareholder a promissory note (the "Adjustable Note") in the original principal amount of One Million One Hundred Thousand Dollars ($1,100,000) (the "Adjustable Note Portion"), subject to possible adjustment as set forth in the Adjustable Note, substantially in the form of Exhibit A attached hereto. The

        Adjustable Note shall be secured by a pledge of the Shares pursuant to the terms of a Stock Pledge Agreement, substantially in the form of Exhibit B attached hereto (the "Pledge Agreement"). Except as set forth in Section 6.9 hereof, any adjustment to the Purchase Price hereunder shall be accomplished only through adjustment to payments under the Adjustable Note as set forth in the Adjustable Note, and the Cash Portion of the Purchase Price shall not be adjusted subsequent to Closing.

        1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Baker, Donelson, Bearman & Caldwell, P.C., 211 Commerce Street, Suite 1000, Nashville, Tennessee 37201, on February 6, 2001, or as soon as reasonably practicable thereafter as the conditions set forth in Article 7 have been satisfied or waived (the "Closing Date"). At the Closing:

            (a) TBA will (i) pay to Shareholder the Cash Portion by wire transfer of immediately available funds, (ii) execute and deliver to Shareholder the Adjustable Note, and (iv) execute and deliver to Shareholder such other documents and instruments required to be executed and delivered by TBA under the terms of this Agreement; and

            (b) Shareholder will deliver to TBA (i) certificates representing the Shares, duly endorsed, and (ii) such other documents and instruments required to be delivered by Shareholder under the terms of this Agreement or reasonably requested by TBA.

        1.4 Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest TBA with full right, title and possession and all rights, privileges and immunities with respect to any or all of the Shares, Shareholder shall take all such action.


                                   ARTICLE 2

                      REPRESENTATIONS AND WARRANTIES OF TBA

        TBA hereby represents and warrants to Moore Entertainment and Shareholder as follows:

        2.1 Organization and Qualification. TBA has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted.

        2.2 Authority Relative to this Agreement. TBA has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by TBA and the consummation by TBA of the transactions contemplated hereby have been duly authorized by the Board of Directors of TBA, and no other corporate proceedings on the part of TBA are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by TBA and constitutes the valid and binding obligation of TBA, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. None of the execution and delivery of this

Agreement by TBA, the performance by TBA of its obligations hereunder or the consummation of the transactions contemplated hereby by TBA will require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any properties, assets or business of TBA under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which TBA is a party or by which TBA or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed. No authorization, consent or approval of, or filing with, any public body, court or governmental or regulatory authority is necessary on the part of TBA for the consummation by TBA of the transactions contemplated by this Agreement.

        2.3 Certain Corporate Matters. TBA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, have a materially adverse effect on TBA and its subsidiaries, taken as a whole. TBA has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it engages or in which it proposes presently to engage and to own and use the properties owned and used by it. TBA is not in default under or in violation of any material provision of its charter or bylaws.

        2.4 Broker's Fees. Neither TBA nor anyone on its behalf has any liability to any broker, finder, investment banker or similar agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or similar agent in connection with the Acquisition or any similar transaction.

        2.5 Disclosure. The representations and warranties and statements of fact made by TBA in this Agreement and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement are accurate, correct and complete on the date of this Agreement and will be accurate, correct and complete at the Closing and do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations and warranties and statements and information contained herein or therein not misleading.

        2.6 No Actions Pending. There are no actions, claims, complaints, grievances, suits, governmental inquiries, governmental investigations or proceedings pending or, to the knowledge of TBA, threatened, and to the knowledge of TBA, there are no investigations pending or threatened, which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement, by or before any court, arbitrator or administrative or governmental body.

        2.7 Investment Intent. TBA is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). TBA will not sell or otherwise dispose of any Shares in a manner which would require registration under the Securities Act or any applicable blue sky law unless such registrations are effected.

        2.8 Information. TBA has had an opportunity to ask questions of, and receive answers from, Shareholder concerning the Shares, and the operations, financial condition and prospects of Moore Entertainment.

        2.9 Sophistication of TBA. TBA has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

        2.10 Accredited Investor. TBA is an "accredited investor" as that term is defined in regulations promulgated by the Securities and Exchange Commission.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                       SHAREHOLDER AND MOORE ENTERTAINMENT

        Except as set forth in the correspondingly numbered section of the disclosure schedule attached hereto as Schedule 1 and incorporated herein by this reference (the "Disclosure Schedule"), Shareholder and Moore Entertainment, jointly and severally, hereby represent and warrant to TBA as follows:

        3.1 Organization, Qualification and Corporate Power. Moore Entertainment is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Moore Entertainment is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions specified in Section 3.1 of the Disclosure Schedule, which are the jurisdictions in which the ownership of its properties, the employment of its personnel or the conduct of its business requires that it be so qualified or where a failure to be so qualified or licensed would have a material adverse effect on its financial condition, results of operation or business. Moore Entertainment has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Moore Entertainment has delivered to TBA true, accurate and complete copies of its charter and bylaws which reflect all amendments made thereto at any time prior to the date of this Agreement. The minute books containing the records of meetings of the shareholders and Board of Directors of Moore Entertainment, the stock certificate books and the stock record books of Moore Entertainment are complete and correct and have been delivered to TBA. The stock record books of Moore Entertainment and the shareholder lists of Moore Entertainment which Moore Entertainment has previously furnished to TBA are complete and correct and accurately reflect the record and beneficial ownership of all the outstanding shares of Moore Entertainment's capital stock and all other outstanding securities issued by Moore Entertainment. All material corporate actions taken by Moore Entertainment since incorporation have been duly authorized and/or subsequently ratified as necessary. Moore Entertainment is not in default under or in violation of any provision of its charter or bylaws. Moore Entertainment is not in default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

        3.2 Capitalization. Moore Entertainment's entire authorized capital stock consists of 2,000 shares of common stock, no par value per share ("Moore Entertainment Common Stock"), of which 1,000 shares are issued and outstanding and 1,000 shares will be issued and outstanding immediately prior to the Closing Date. All of the issued and outstanding shares of Moore Entertainment Common Stock have been and, as of the Closing Date, will be duly authorized and are and, as of the Closing Date, will be validly issued, fully paid and nonassessable and have not been and, as of the Closing Date, will not be issued in violation of any pre-emptive rights. There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Moore Entertainment is a party or which are binding upon Moore Entertainment providing for the issuance or transfer by Moore Entertainment of additional shares of its capital stock and Moore Entertainment has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, contracts, arrangements or commitments based upon the book value, income or other attribute of Moore Entertainment. There are no voting trusts or any other agreements or understandings with respect to the voting of Moore Entertainment's capital stock. Upon consummation of the Acquisition, TBA will own the entire equity interest in Moore Entertainment and Moore Entertainment will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor have outstanding any rights, options, agreements or arrangements to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. Shareholder is the only holder of capital stock of Moore Entertainment. To the knowledge of Shareholder and Moore Entertainment, all capital stock, options, warrants and other securities issued by Moore Entertainment were issued in compliance, in all respects, with all applicable federal and state securities laws.

        3.3 Authorization of Transaction. Moore Entertainment has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Moore Entertainment. No other corporate approval on the part of Moore Entertainment will be necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Moore Entertainment and constitutes the valid and binding obligation of Moore Entertainment, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity. Except as set forth in Section 3.3 of the Disclosure Schedule, none of the execution and delivery of this Agreement by Moore Entertainment, the performance by Moore Entertainment of its obligations hereunder or the consummation of the transactions contemplated hereby by Moore Entertainment will require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any properties, assets or business of Moore Entertainment under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Moore Entertainment is a party or by which Moore Entertainment or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed, all as set forth in Section 3.3 of the Disclosure Schedule. No notice to, filing with or authorization, consent or approval of any public body or authority is necessary for the consummation by Moore Entertainment of the transactions contemplated by this Agreement.

        3.4 Subsidiaries. Moore Entertainment does not own and is not obligated to purchase any equity interest in or any other interest convertible into or exchangeable for an equity interest in any entity.

        3.5 Financial Statements. Moore Entertainment has delivered to TBA (a) unaudited balance sheets as of December 31, 2000, 1999, and 1998, (b) unaudited statements of operations and statements of cash flows for each of the years in the three-year period ended December 31, 2000, (c) unaudited balance sheets as of December 31, 2000, and (d) unaudited statements of operations and statements of cash flows for the ONE (1) month period ended December 31, 2000, for Moore Entertainment (collectively, the "Financial Statements"). The Financial Statements have been prepared on the cash basis of accounting, which basis of accounting has been applied consistently for all periods and present fairly the financial condition of Moore Entertainment as of such dates and the results of its operations and cash flows for such periods, except as set forth in Section
3.5 of the Disclosure Schedule. Since December 31, 1995, there have been no changes in Moore Entertainment's method of accounting for tax purposes.

        3.6 Events Subsequent to Financial Statements. Except as disclosed in the Financial Statements, or as disclosed in Section 3.6 of the Disclosure Schedule or permitted in this Agreement, since December 31, 2000, there has not been:

            (a) any materially adverse change in the financial condition, results of operations or business of Moore Entertainment;

            (b) other than the distribution by Moore Entertainment to Shareholder of (i) that certain real property consisting of 30.937 acres located in Jasper County, Texas, and more particularly described in the Quitclaim Deed from Moore Entertainment to Shareholder, dated January 30, 2001, and (ii) that certain automobile reflected as an asset on the Financial Statements, any sale, lease, transfer, license or assignment of any material assets, tangible or intangible, of Moore Entertainment, other than in the ordinary course of business;

            (c) any damage, destruction or property loss, whether or not covered by insurance, affecting materially adversely the properties or business of Moore Entertainment;

            (d) any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of Moore Entertainment or any redemption, purchase or other acquisition of any such shares;

            (e) any mortgage or pledge of, or subjection to any material lien, charge, security interest or encumbrance of any kind on, any of the assets, tangible or intangible, of Moore Entertainment (other than liens arising by operation of law which secure obligations which are not yet due and payable);

            (f) any incurrence of indebtedness or liability or assumption of obligations by Moore Entertainment other than (i) those incurred in the ordinary course of business, (ii) those which do not exceed $10,000 in the aggregate, and (iii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated by this Agreement;

            (g) any cancellation or compromise by Moore Entertainment of any material debt or claim, except for adjustments made in the ordinary course of business which, in the aggregate, are not material;

            (h) any waiver or release by Moore Entertainment of any right of any material value;

            (i) any sale, assignment, transfer or grant by Moore Entertainment of any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names or copyrights or with respect to any know-how or other intangible assets;

            (j) any material arrangement, agreement or undertaking entered into by Moore Entertainment not terminable on 30 days or less notice without cost or liability (including, without limitation, any payment of or promise to pay any bonus or special compensation) with employees or any increase in compensation or benefits to officers or directors of Moore Entertainment, other than in the ordinary course of business;

            (k) any change made or authorized in the charter or bylaws of Moore Entertainment;

            (l) any issuance, sale or other disposition by Moore Entertainment of any shares of its capital stock or other equity securities, or any grant of any options, warrants or other rights to purchase or obtain (including upon conversion or exercise) shares of its capital stock or other equity securities;

            (m) any loan to or other transaction with any officer, director or shareholder of Moore Entertainment giving rise to any claim or right of Moore Entertainment against any such person or of such person against Moore Entertainment;

            (n) any payment to or other transaction with any officer, director or shareholder of Moore Entertainment involving an amount in excess of $5,000, individually or in the aggregate, other than the payment of monthly compensation consistent with customary practice;

            (o) any acceleration, termination, modification or cancellation or threat thereof by any party of any contract, lease or other agreement or instrument to which Moore Entertainment is a party or by which it is bound so as to affect, materially and adversely, the properties or business of Moore Entertainment; or

            (p) any other material transaction or commitment entered into other than in the ordinary course of business by Moore Entertainment.

        3.7 Undisclosed Liabilities. Except as set forth in Section 3.7 of the Disclosure Schedule, Moore Entertainment has no material liability or obligation whatsoever, known or unknown, either accrued, absolute, contingent or otherwise, except to the extent shown on the Financial Statements, incurred in the normal and ordinary course of business of Moore Entertainment since December 31, 2000 (provided that, liabilities or obligations incurred in connection with the termination of employees shall not be considered liabilities incurred in the ordinary course of business), or incurred in the course of negotiating, documenting and consummating the transactions contemplated by this Agreement. Moore Entertainment is not indebted, directly or indirectly, to any person who is an officer, director or shareholder of Moore Entertainment or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, and no such officer, director, shareholder or affiliate is indebted to Moore Entertainment.

        3.8 Tax Returns and Audits.

            (a) The taxable year of Moore Entertainment ends December 31. Moore Entertainment has duly and timely filed or caused to be filed all tax returns (the "Tax Returns") required to be filed on behalf of itself and has paid in full or fully reserved against in the Financial Statements all taxes, interest, penalties, assessments and deficiencies due or claimed to be due on behalf of itself to foreign, federal, state or local taxing authorities (including taxes on properties, income, franchises, licenses, sales, use and payrolls). Except as set forth in
        Section 3.8 of the Disclosure Schedule, such Tax Returns are correct in all material respects, and Moore Entertainment is not required to pay any other taxes for such periods except as shown in such Tax Returns. The income tax returns filed by Moore Entertainment have not been, and are not being, to the knowledge of Shareholder, examined by the Internal Revenue Service or other applicable taxing authorities for any period. All taxes or estimates thereof that are due, or are claimed or asserted by any taxing authority to be due, have been timely and appropriately paid so as to avoid penalties for underpayment. Except for amounts not yet due and payable, all tax liabilities to which the properties of Moore Entertainment may be subject have been paid and discharged. The provisions for income and other taxes payable reflected in the Financial Statements make adequate provision for all then accrued and unpaid taxes of Moore Entertainment. There are no tax liens (other than liens for taxes which are not yet due and payable) on any of the property of Moore Entertainment, nor are there any pending or threatened examinations or tax claims asserted. Moore Entertainment has not granted any extensions of limitation periods applicable to tax claims or filed a consent under
        Section 341(f) of the Code relating to collapsible corporations. Except in jurisdictions in which Moore Entertainment voluntarily files tax returns, no claim has ever been made by a taxing authority that Moore Entertainment is or may be subject to taxation by that jurisdiction. True and correct copies of all federal, foreign, state and local income and other tax returns, notices from foreign, federal, state and local taxing authorities, tax examination reports and statements of deficiencies assessed against or agreed to by Moore Entertainment since January 1, 1998, have been delivered to TBA, and the same are listed in
        Section 3.8 of the Disclosure Schedule.

        Moore Entertainment is not a party to, or bound by, any tax indemnity, tax sharing or tax allocation agreement. Moore Entertainment is not a party to any agreement that has resulted or would result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Moore Entertainment has never been a member of an "affiliated group," as defined in Section 1504(a) of the Code. All positions taken on federal Tax Returns that could give rise to a penalty for substantial understatement pursuant to Section 6662(d) of the Code have been disclosed on such Tax Returns. Moore Entertainment is not a United States real property holding corporation as defined in Section 897 of the Code. No shareholder of Moore Entertainment is a foreign person within the meaning of Section 1445(b)(2) of the Code. Other than an election under Section 1362 of the Code to be taxed as an S corporation, Moore Entertainment has not made any tax elections under any section of the Code, including, without limitation under any of Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code (or any predecessor thereof). None of the assets and properties of Moore Entertainment is an asset or property that TBA or any of its affiliates is or will be required to treat as being (i) owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to
        Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to Moore Entertainment or any assets thereof. Moore Entertainment has not agreed to or is not required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Moore Entertainment, Moore Entertainment has no applications pending with any taxing authority requesting permission for any changes in any accounting method of Moore Entertainment, and the I.R.S. has not proposed any such adjustment or change in accounting method therefor. Moore Entertainment has not been or is not in violation (or with notice or lapse of time or both, would be in violation) of any applicable law relating to the payment of withholding of taxes. Moore Entertainment has duly and timely withheld from salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (b) Moore Entertainment has been a validly electing S corporation within the meaning of Code Sections 1361 and 1362 since August 1, 1993, and Moore Entertainment will be an S corporation up to and including the day before the Closing Date. Except as set forth in Section 3.8 of the Disclosure Schedule, Moore Entertainment would not be liable for any tax under Code Section 1374 if its assets were sold for their fair market value as of January 1, 2001.

        3.9 Books and Records. Except as set forth in Section 3.9 of the Disclosure Schedule, the general ledgers and books of account of Moore Entertainment, all federal, state and local income, franchise, property and other tax returns filed by Moore Entertainment, with respect to its assets, and all other books and records of Moore Entertainment are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations in all material respects.

        3.10 Real Property. Set forth in Section 3.10 of the Disclosure Schedule is a complete and accurate list and a brief description of all real property owned or leased by Moore Entertainment. With respect to each lease so set forth:
(a) the lease has been validly executed and delivered by Moore Entertainment and, to the knowledge of Moore Entertainment, by the other party or parties thereto and is in full force and effect; (b) neither Moore Entertainment nor, to the knowledge of Shareholder and Moore Entertainment, any other party to the lease is in material breach or default, and no event has occurred on the part of Moore Entertainment or, to the knowledge of Shareholder and Moore Entertainment, on the part of any other party which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease; (c) the lease will continue to be binding in accordance with its terms following the consummation of the Acquisition; (d) Moore Entertainment has not repudiated and, to the knowledge of Shareholder and Moore Entertainment, no other party to the lease has repudiated any provision thereof; (e) there are no disputes, oral agreements or delayed payment programs in effect as to the lease; and (f) all facilities leased thereunder have been approved by all necessary governmental authorities, have been maintained in accordance with normal industry practice and are in good condition, working order and repair.

        3.11 Tangible Property. Except as set forth in Section 3.11 of the Disclosure Schedule, Moore Entertainment has good and marketable title to, or a valid leasehold interest in, each item of tangible property, whether real, personal or mixed, reflected on its books and records as owned or used by it, subject to no material encumbrances, loans, security interests, mortgages or pledges.

        3.12 Intellectual Property.

             (a) Section 3.12(a) of the Disclosure Schedule sets forth a list of intellectual property owned by Moore Entertainment including all patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, corporate names, customer lists, copyrights, mask works, technology or intellectual property that are material to the business of Moore Entertainment and registrations or applications to register any of the foregoing and a list of all licenses or other contracts related thereto (collectively, the "Intellectual Property"). With respect to each such item of Intellectual Property:

                    (i) Moore Entertainment is the sole and exclusive owner and has the sole and exclusive right to use the item in the conduct of its business;

                    (ii) no proceedings have been instituted, are pending or are threatened which challenge the validity, enforceability, use or ownership thereof;

                    (iii) to the knowledge of Shareholder and Moore
             Entertainment, the item (A) does not infringe upon or otherwise violate the rights of others, (B) is not being infringed upon by others and (C) is not subject to any outstanding order, decree, judgment, stipulation or charge;

                    (iv) no license, sublicense or agreement pertaining to the item has been granted by Moore Entertainment;

                    (v) Moore Entertainment has not received any charge of
             interference or infringement with respect to the item;

                    (vi) except in the ordinary course of business, Moore
             Entertainment has not agreed to indemnify any person or entity for or against any infringement with respect to the item;

                    (vii) the transactions contemplated by this Agreement will have no material adverse effect on the right, title and interest of Moore Entertainment in the item;

                    (viii) Moore Entertainment has taken all steps which are
             commercially reasonable to protect the rights set forth in Section 3.12(a) of the Disclosure Schedule and will continue to use commercially reasonable efforts to maintain those rights prior to the Closing Date so as to not materially adversely affect the validity or enforcement of such rights; and

                    (ix) Moore Entertainment has supplied TBA with true and
             complete copies of all written documentation evidencing its ownership of the item and of all licenses and other contracts related thereto.

             (b) Section 3.12(b) of the Disclosure Schedule sets forth a list describing all patents, trademarks, trade names, service marks, copyrights, trade secrets and mask works of others which Moore Entertainment practices or uses that are material to Moore Entertainment. With respect to each such item of intellectual property:

                    (i) any license agreement covering the item is a valid and binding agreement, has been validly executed and delivered by Moore Entertainment and, to the knowledge of Shareholder and Moore Entertainment, by the other parties thereto and is in full force and effect;

                    (ii) no event has occurred which constitutes a breach of
             such license agreement, Moore Entertainment has not repudiated and, to the knowledge of Shareholder and Moore Entertainment, no other party thereto has repudiated any provision thereof and there are no disputes, oral arrangements or delayed payment programs in effect as to any such license agreement;

                    (iii) Moore Entertainment has supplied TBA with a true and complete copy of the license agreement;

                    (iv) the transactions contemplated by this Agreement will
             have no material adverse effect on the ability of Moore Entertainment to continue using or practicing each such item; and

                    (v) neither Shareholder nor Moore Entertainment is aware of any claim that the exercise of the rights granted to Moore Entertainment with respect to such item infringes upon the intellectual property rights of any third party.

             (c) To the knowledge of Shareholder and Moore Entertainment, Moore Entertainment has not infringed, misappropriated or otherwise violated any intellectual property rights of any third party. Neither Shareholder nor Moore Entertainment is aware of any infringement, misappropriation or violation with respect to intellectual property which will occur as a result of the continued operation of the business of Moore Entertainment as now conducted or as presently proposed to be conducted.

             (d) Moore Entertainment has taken commercially reasonable security measures to protect the security, confidentiality and value of all the material intellectual property owned by it.

        3.13 Contracts. Section 3.13 of the Disclosure Schedule lists the following contracts and written arrangements, true and complete copies of which have been delivered to TBA, to which Moore Entertainment is a party:

             (a) any contract for the lease of personal property from or to third parties providing for lease payments in excess of $5,000.00 per annum;

             (b) any contract for the purchase or sale of supplies, products manufactured by Moore Entertainment or other personal property or for the furnishing or receipt of services which contract calls for performance over a period of more than one year or which involves more than the sum of $5,000.00;

             (c) any joint venture or partnership agreement;

             (d) any agreement or instrument under which Moore Entertainment is or may become indebted for borrowed money;

             (e) any noncompetition agreement;

             (f) any other contract in which the consequences of a default or termination would have a materially adverse effect on the financial condition of Moore Entertainment or on the prospects or the conduct of the business of Moore Entertainment;

             (g) any standard form of license agreement; and

             (h) any other contract or arrangement not entered into in the ordinary course of business.

To the knowledge of Shareholder and Moore Entertainment, all contracts and arrangements listed in Section 3.13 of the Disclosure Schedule are valid and binding agreements of Moore Entertainment. Neither Moore Entertainment nor, to the knowledge of Shareholder, any other party is in breach or default, and no event has occurred on the part of Moore Entertainment or, to the knowledge of Shareholder, on the part of any other party to any such contract or arrangement which with notice or lapse of time would constitute a breach or default or permit termination under any such contract or arrangement. None of such contracts or arrangements will be terminated or modified by the consummation of the Acquisition. Moore Entertainment has previously made available to TBA all of the material service agreements of Moore Entertainment with its customers. Moore Entertainment is not a party to any verbal contract or arrangement which, if reduced to written form, would be required to be listed in Section 3.13 of the Disclosure Schedule under the terms of subsections (a)-(h) of this Section 3.13.

        3.14 Suppliers and Customers. Section 3.14 of the Disclosure Schedule is a true and correct list of the events/shows produced by Moore Entertainment for calendar years 1998, 1999 and 2000. No representative of any such event or any client has notified Moore Entertainment that it will substantially decrease or cease doing business with Moore Entertainment.

        3.15 Notes; Accounts Receivable. As of the Closing Date, all notes payable to and accounts receivable of Moore Entertainment will be properly reflected on the books and records of Moore Entertainment and will be valid receivables subject to no setoffs or counterclaims.

        3.16 Powers of Attorney. There are no outstanding material powers of attorney or similar instruments executed by Moore Entertainment.

        3.17 Condition of Property. Each building, fixture, machine and piece of equipment (having a net book value of $5,000.00 or more) owned or used by Moore Entertainment is in good operating condition and repair, subject to normal wear and tear, and is, to the knowledge of Shareholder and Moore Entertainment, in compliance with all zoning, building and fire codes in all material respects. Moore Entertainment owns or leases under valid lease all buildings, machinery, equipment and other tangible assets used in the conduct of its business as presently conducted.

        3.18 Insurance. Moore Entertainment is insured under the policies listed in Section 3.18 of the Disclosure Schedule (the "Insurance Policies"). The Insurance Policies are in full force and effect. All premiums due on the Insurance Policies or renewals thereof have been paid and there is no default by Moore Entertainment under any of the Insurance Policies.

        3.19 Litigation. Section 3.19 of the Disclosure Schedule sets forth any instances in which (a) Moore Entertainment is subject to any judgment or order (other than orders of general applicability) of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, or where there is any charge, complaint, lawsuit or governmental investigation pending or threatened against Moore Entertainment; or (b) Moore Entertainment is a plaintiff in any action, domestic or foreign, judicial or administrative, or any such action exists in which a counterclaim against Moore Entertainment is pending or might be brought. None of the actions, suits, proceedings or investigations set forth in Section 3.19 of the Disclosure Schedule could result in any adverse change in the condition, financial or otherwise, of Moore Entertainment, the same being fully reserved against in the Financial Statements. There are no unsatisfied judgments, orders (other than orders of general applicability), decrees or stipulations affecting Moore Entertainment or to which Moore Entertainment is a party and there is no reason to believe that any such action, suit, proceeding or investigation may be brought or threatened against Moore Entertainment.

        3.20 Employees. Moore Entertainment has listed in Section 3.20 of the Disclosure Schedule and has furnished to TBA true and complete copies of: (a) any written employment agreements with officers and directors of Moore Entertainment; and (b) any written employment agreements with its employees which by their terms may not be terminated by Moore Entertainment at will or which grant severance payments. Moore Entertainment has not entered into any similar oral employment agreements. To the knowledge of Shareholder, no key employee or group of employees has any plans to terminate employment with Moore Entertainment. Moore Entertainment is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by Moore Entertainment to any shareholder, officer, director or employee of Moore Entertainment (except salaries and wages incurred and accrued in the ordinary course of business), nor are there any loans or debts payable or owing by any of such persons to Moore Entertainment or any guarantees by Moore Entertainment of any loan or obligation of any nature to which any such person is a party. To the knowledge of Shareholder and of Moore Entertainment, Moore Entertainment has complied in all material respects with all laws and regulations which relate to the employment of labor, employee civil rights or equal employment opportunities.

        3.21 Employee Benefit Plans. Moore Entertainment has listed in Section
3.21 of the Disclosure Schedule and has furnished to TBA true and complete copies of (a) any nonqualified deferred or incentive compensation or retirement plans or arrangements, (b) any qualified retirement plans or arrangements, (c) any other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements and (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by Moore Entertainment or to which Moore Entertainment is a party or otherwise is bound ("Moore Entertainment Employee Benefit Plans"). Except as required by law, Moore Entertainment does not maintain or contribute nor has ever maintained or contributed to any funded or unfunded medical, health or life insurance plan or arrangement for retirees or terminated employees. With respect to the employee benefit plans listed in Section 3.21 of the Disclosure Schedule, Moore Entertainment has furnished to TBA true and complete copies of (i) any summary plan description or other employee communication materials, (ii) the latest financial statements and annual reports, and (iii) all documents filed with the Internal Revenue Service or the Department of Labor since December 31, 1994. To the knowledge of Shareholder and Moore Entertainment, all employee benefit plans and related trusts listed in Section 3.21 of the Disclosure Schedule and maintained or contributed to by Moore Entertainment or with respect to which Moore Entertainment now has or has ever had any liability or potential liability comply in form and in operation with all requirements of ERISA and the Code. To the knowledge of Shareholder and Moore Entertainment, all required reports with respect to such plans required by applicable law have been filed and all contributions or payments presently anticipated hereunder have been made or properly accrued. To the knowledge of Shareholder and Moore Entertainment, no applications for rulings, determination letters, advisory opinions or prohibited transaction exemptions are currently pending before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any such employee benefit plans or arrangements or any related trusts. To the knowledge of Shareholder and Moore Entertainment, none of such employee benefit plans or arrangements, any related trusts, the trustees of any related trusts or the directors, officers and employees of Moore Entertainment is the subject of any lawsuit, arbitration or other proceeding concerning any benefit claim or other benefit-related matter (other than routine claims in the ordinary course of business), and there have been no prohibited transactions as described in Section 406 of ERISA or as defined in Section 4975 of the Code with respect to any such plan. To the knowledge of Shareholder and Moore Entertainment, neither Moore Entertainment, its directors, officers and employees nor any other fiduciary, as such term is defined in Section 3 of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law which would subject Moore Entertainment or its directors, officers and employees to liability under ERISA or any applicable law.

        3.22 Guarantees. Moore Entertainment is not a guarantor or otherwise liable for any material indebtedness of any other person, firm or corporation other than endorsements for collection in the ordinary course of business.

        3.23 Legal Compliance. To the knowledge of Shareholder and Moore Entertainment, except as set forth in Section 3.23 of the Disclosure Schedule, Moore Entertainment and each of its respective directors, officers and employees (the individuals only in their capacities as representatives of Moore Entertainment) has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, and no claim has been filed against Moore Entertainment alleging a violation of any such laws or regulations. To the knowledge of Shareholder and Moore Entertainment, Moore Entertainment holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted or proposed to be conducted. Neither Moore Entertainment, nor any director, officer, agent, partner or employee thereof or any other person associated with or acting for or on behalf of Moore Entertainment has directly or indirectly (a) made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment (whether in cash or otherwise) to any person, private or public, regardless of form, whether in money, property, or services, in violation of any applicable law, rule or regulation (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Moore Entertainment, or (iv) to pay for any lobbying or similar services or (b) established or maintained any fund or asset that has not been recorded in the books and records of Moore Entertainment.

        3.24 Certain Business Relationships. To the knowledge of Shareholder, none of the present or former shareholders, directors, officers or employees of Moore Entertainment owns, directly or indirectly, any interest in any business, corporation or other entity (other than investments in publicly held companies) which, on the date hereof or within the past 12 months, has been involved in any manner in any business arrangement or relationship with Moore Entertainment, and none of the foregoing persons owns any property or rights, tangible or intangible, which are used in the business of Moore Entertainment.

        3.25 Broker's Fees. Except as set forth in Section 3.25 of the Disclosure Schedule, neither Moore Entertainment nor anyone on its behalf has any liability to any broker, finder, investment banker or similar agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or similar agent in connection with the Acquisition or any similar transaction.

        3.26 Environment, Health and Safety. To the knowledge of Shareholder and Moore Entertainment, Moore Entertainment is in compliance with all environmental, health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been held or commenced against Moore Entertainment alleging any failure so to comply. To the knowledge of Shareholder and Moore Entertainment, Moore Entertainment has obtained and been in compliance with all of the material terms and conditions of all permits, licenses and other authorizations which are required under, and have complied with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, laws, and timetables which are contained in, all applicable environmental, health and safety laws.

        3.27 Disclosure. Except as otherwise disclosed in the Disclosure Schedule, to the knowledge of Shareholder and Moore Entertainment, the representations and warranties and statements of fact made by Moore Entertainment in this Agreement, in the Disclosure Schedule, in the responses to the Due Diligence Checklist delivered to counsel to the Shareholder by letter dated December 14, 2000, and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement are accurate, correct and complete in all material respects on the date of this Agreement and will, except as contemplated hereby, be accurate, correct and complete in all material respects on the Closing Date and do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein or therein not misleading.


                                   ARTICLE 4

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Except as set forth in the correspondingly numbered section of the Disclosure Schedule, Shareholder represents and warrants to TBA as follows:

        4.1 Representations Regarding Shares of Moore Entertainment.

        (a) Shareholder is the record and beneficial owner of and has good title to the Shares, free and clear of any and all Liens. The Shares are all of the shares of capital stock of Moore Entertainment owned by Shareholder, and the Shares collectively represent all the issued and outstanding capital stock of Moore Entertainment.

        (b) Shareholder has the full right, power and authority to enter into this Agreement.

        (c) Shareholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by Shareholder.

        (d) Except as set forth in Section 4.1 of the Disclosure Schedule, no broker or finder has acted for Shareholder in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Shareholder.

        4.2 Authorization. This Agreement and all such other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which Shareholder is a party constitute the valid and legally binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors' rights generally.

        Except as set forth in Section 4.2 of the Disclosure Schedule, to the knowledge of Shareholder, the execution, delivery and performance by Shareholder of this Agreement and the agreements provided for herein, and the consummation by Shareholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Shareholder; (b) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (c) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Shareholder pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Shareholder is a party or by which Shareholder or any of his properties is or, to the knowledge of Shareholder, may be bound, except for violations or conflicts which individually or in the aggregate would not have a material adverse effect on Moore Entertainment's financial condition or results of operation.


                                   ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE CLOSING

        5.1 Conduct of Business by Moore Entertainment Pending the Closing. Moore Entertainment covenants and agrees that, prior to the Closing Date, unless TBA shall otherwise approve in writing (which approval will not be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement:

            (a) Moore Entertainment shall conduct its business and operations, including its cash management practices, the collection of receivables, maintenance of facilities and payment of payables, only in the usual and ordinary course of business and consistent with past custom and practice in all material respects;

            (b) Except as set forth on the Disclosure Schedule or as contemplated by this Agreement, Moore Entertainment shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any material portion of its assets, except in the ordinary course of business; (ii) amend or propose to amend its charter or bylaws; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of its capital stock; (iv) redeem, purchase or acquire or offer to acquire any shares of its capital stock or other securities;
        (v) create any subsidiaries; or (vi) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(b);

            (c) Moore Entertainment shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, its capital stock; (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or material assets thereof; (iii) incur any material indebtedness for borrowed money, issue any debt securities or guarantee any indebtedness to others; or (iv) enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing;

            (d) Moore Entertainment shall not (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonus, salary increase, severance or termination pay to, any officers or directors; or (ii) in the case of employees who are not officers or directors, take any action other than in the ordinary course of business and consistent in all material respects with past practice (none of which shall be unreasonable or unusual) with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on January 1, 2001;

            (e) Moore Entertainment shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee;

            (f) Except as otherwise required by its charter or bylaws, by this Agreement or by applicable law, Moore Entertainment shall not call any meeting of its shareholders and, with respect to any meeting of its shareholders called by Moore Entertainment, shall provide to TBA copies of all written materials and other information given to the shareholders prior to the time such materials and information are given to the shareholders;

            (g) Moore Entertainment shall use commercially reasonable efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

            (h) Moore Entertainment shall (i) use commercially reasonable efforts to preserve intact its business organization and goodwill, keep in full force and effect all material rights, licenses, permits and franchises relating to its business, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) report on a regular and frequent basis, at reasonable times, to representatives of TBA regarding operational matters and the general status of ongoing operations; (iii) use commercially reasonable efforts not to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this

        Agreement untrue in any material respect at any time prior to the Closing Date if then made; and (iv) notify TBA of any emergency or other change in the normal course of their respective business or in the operation of their properties and of any tax audits, tax claims, governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, audit, claim, complaint, investigation or hearing would be material, individually or in the aggregate, to the financial condition, results of operations or business of Moore Entertainment, or to the ability of Moore Entertainment or TBA to consummate the transactions contemplated by this Agreement;

            (i) Moore Entertainment shall deliver to TBA promptly (but in any event within two business days) after the discovery or receipt of notice of any default under any material agreement to which it is a party or any other material adverse event or circumstance affecting Moore Entertainment (including the filing of any material litigation against Moore Entertainment or the existence of any dispute with any person or entity which involves a reasonable likelihood of such litigation being commenced), a certificate of the President of Moore Entertainment specifying the nature and period of the existence thereof and what actions Moore Entertainment has taken and proposes to take with respect thereto;

            (j) Moore Entertainment shall use commercially reasonable efforts to maintain its assets in customary repair, order and condition, replace in accordance with past practice its inoperable, worn out or obsolete assets with assets of quality at least comparable to the original quality of the assets being replaced and maintain in all material respects its books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements;

            (k) Moore Entertainment shall use commercially reasonable efforts to maintain in full force and effect the existence of all material patents, inventions, trademarks, service marks, trade dress, trade names, corporate names, copyrights, mask works, trade secrets, licenses, computer software, data and documentation and other proprietary rights, which it uses or owns;

            (l) Moore Entertainment shall have positive working capital on the Closing Date as determined in accordance with Section 6.10;

            (m) Moore Entertainment shall comply in all material respects with all legal requirements and contractual obligations applicable to its operations and business and pay all applicable taxes; and

            (n) Moore Entertainment shall not enter into any contract (except for artist performances for which TBA shall receive a weekly summary by facsimile) requiring payments in excess of $20,000 or for a duration of more than one (1) year.

        For purposes of this Section 5.1, should TBA fail to approve in writing any action for which its approval is required pursuant to this Section 5.1 within three (3) business days after its receipt of a written request for approval in accordance with the notice requirements contained herein, the matter shall be deemed approved by TBA. Unless agreed to in writing by Moore Entertainment, TBA and Shareholder, the amendment or modification of the Disclosure Schedule by Moore Entertainment after the time TBA has signed this Agreement shall have no effect with respect to the agreements, covenants and obligations of Moore Entertainment and TBA pursuant to this Section 5.1 and Sections 7.2 and 7.3 of this Agreement.

        5.2 No Other Bids for Moore Entertainment. Moore Entertainment shall not, nor either authorize or knowingly permit any officer, director, shareholder or employee of, or any investment banker, attorney, accountant or other representative retained by, Moore Entertainment to, make, solicit, initiate, encourage or respond to a submission of a proposal or offer from any person or entity (other than TBA) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Moore Entertainment or other similar transaction or business combination involving Moore Entertainment (hereinafter collectively referred to as a "Third Party Offer"). Moore Entertainment will not participate in any negotiations regarding, or furnish to any person or entity (other than TBA) any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person or entity (other than TBA) to do or seek any of the foregoing. Moore Entertainment will immediately cease and cause to be terminated any contacts or negotiations currently pending with respect to Third Party Offers, if any, and shall use its best efforts to cause all reports, material, data and other written information heretofore disseminated by it or on its behalf by any such officer, director or employee or any investment banker, attorney, accountant or other representative in connection with any such Third Party Offer or any inquiry or proposal related thereto to be promptly returned to it. Moore Entertainment shall promptly notify TBA of the receipt of any Third Party Offer or any inquiry or communication which might reasonably be expected to lead to any Third Party Offer and will provide TBA with all information that TBA may reasonably request with respect thereto.

        5.3 Lines of Business and Capital Expenditures. Unless approved in writing by TBA, Moore Entertainment covenants that it will not (a) enter into any new material line of business; (b) change its investment, liability management and other material policies in any material respect; or (c) incur or commit to any capital expenditures, obligations or liabilities in connection therewith.

        5.4 Accounting Methods. Unless approved in writing by TBA, Moore Entertainment covenants that it will not change its methods of accounting in effect at December 31, 2000.

        5.5 Other Actions. Unless approved in writing by TBA, Moore Entertainment covenants that it shall not take any action that would or might reasonably be expected to result in any of the representations and warranties of Moore Entertainment set forth in this Agreement becoming untrue in any material respect after the date hereof or any of the conditions to the Closing set forth in Article 7 of this Agreement not being satisfied.

                                   ARTICLE 6

                              ADDITIONAL AGREEMENTS

        6.1 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

        6.2 Notification of Certain Matters. Each party shall give prompt notice to the others of (a) the occurrence or failure to occur of any event, which occurrence or failure would result in any Material Adverse Breach (as defined in Section 10.8 of this Agreement), and (b) any failure of such party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder.

        6.3 Access to Information. From the date hereof to the Closing Date, each of Moore Entertainment and TBA shall, and shall cause its respective officers, directors, employees and agents to, afford the officers, employees, agents and representatives of the other parties hereto (including Shareholder) complete access at all reasonable times to such officers, employees and agents and its properties, books and records (all such access to be arranged through the respective officers of the parties hereto so as not to be unreasonably disruptive to any of the parties), and shall furnish each of such parties all financial, operating, personnel, compensation, tax and other data and information as such parties, through their respective officers, employees, agents or representatives, may request.

        6.4 Taking of Necessary Action. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Moore Entertainment and TBA shall use their best efforts to maintain and make all filings with and obtain all consents, approvals, and/or assurances from third parties and appropriate governmental agencies and authorities necessary or, in the opinion of Moore Entertainment or TBA, advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the other in good faith to help the other satisfy its obligations in this
Section 6.4.

        6.5 Notice of Changes. Each of Moore Entertainment and TBA shall each promptly inform the other in writing if any change shall have occurred or shall have been threatened (or any development shall have occurred or shall have been threatened involving a prospective change) in its financial condition, results of operations or business that is or may reasonably be expected to have a material adverse effect on its financial condition, results of operations or business.

        6.6 Press Releases. Moore Entertainment and TBA shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section 6.6 shall be deemed to prohibit any party hereto from making any disclosure that is required to fulfill such party's disclosure obligations imposed by law, including, without limitation, federal securities laws.

        6.7 Employee Matters. Moore Entertainment shall terminate all Moore Entertainment Employee Benefit Plans effective at 11:59:59 p.m. on the day immediately prior to the Closing Date. TBA and Moore Entertainment agree that all employees of Moore Entertainment immediately prior to the Closing shall be employed by Moore Entertainment immediately after the Closing at such level of pay which is mutually agreed upon between each employee and TBA for a minimum period of six (6) months following the Closing Date, it being understood that
(i) TBA may cause Moore Entertainment to terminate the employment of any such employee for cause during such six (6) month period and (ii) TBA shall not have any obligations to cause Moore Entertainment to continue employing such employees for any length of time or at any level of pay for any length of time thereafter, except as set forth in binding agreements of employment. Moore Entertainment employees retained by Moore Entertainment subsequent to the Closing Date shall be entitled to participate in health insurance plans and other benefits to the same extent that current TBA employees participate in such benefits, subject to applicable period of service requirements, if any, provided that each employee shall be credited for their period of service with Moore Entertainment.

        6.8 Tax Matters. From and after the Closing, TBA, on the one hand, and Shareholder, on the other hand, shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, tax data, tax returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (1) for the preparation by either of them of any Tax Returns, elections, consents or certificates required to be prepared and filed by such parties or (2) in connection with any audit or proceeding relating to taxes relating to the assets of Moore Entertainment. TBA agrees to retain all books and records with respect to tax matters pertinent to Moore Entertainment relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. None of the parties hereto shall cause an election to be made, an accounting for tax purposes to be adopted, or a position to be taken on any tax return, or in any tax proceeding, that is inconsistent with the provisions of this Agreement. In addition, as custodian of the books and records of Moore Entertainment as of the Closing Date, TBA, or its authorized representatives, shall be responsible for closing such books and records as of the Closing Date for state and federal income tax and financial reporting purposes. TBA and Shareholder shall cooperate fully with each other in connection with such closing and TBA shall make available to Shareholder all financial and income tax data, statements, reports and information relating to such closing of the books and records as of the Closing Date.

        6.9 Adjustment to Purchase Price. Notwithstanding the provisions of
Section 1.2(b) hereof, (i) should Shareholder voluntarily terminate his employment relationship with Moore Entertainment prior to the end of the term of his Employment Agreement (as defined in Section 7.2(e) hereof), other than for Good Reason (as such term is defined in such Employment Agreement), or (ii) should Moore Entertainment terminate Shareholder's employment relationship pursuant to Paragraph 5(b)(iii) or (iv) of such Employment Agreement, Shareholder shall be obligated to pay to TBA, within fifteen (15) days of the date of such termination of employment, a dollar amount in cash equal to the excess of (a) the aggregate portion of the Purchase Price theretofore paid to Shareholder by TBA for the Shares over (b) the aggregate earnings before interest, taxes, depreciation and amortization of Moore Entertainment from the Closing Date to the end of the calendar month in which such employment is terminated.

        6.10 No Deficit Working Capital. On the Closing Date, the dollar amount of total current assets of Moore Entertainment, net of accumulated depreciation and amortization, shall be equal to or greater than the dollar amount of total current liabilities of Moore Entertainment. In addition, on the Closing Date, such total current liabilities shall include the anticipated cost of preparing the state and federal income tax returns for Moore Entertainment for calendar year 2000.

        6.11 Section 338(h)(10) Election. TBA and Shareholder shall jointly elect to treat the Acquisition as a "qualified stock purchase" within the meaning of Section 338 of the Code and shall timely prepare and file with the Internal Revenue Service a Section 338(h)(10) election on Form 8023. TBA indemnifies the Shareholder for the amount by which the Shareholder's combined state and federal income and excise tax liability arising as a result of the sale of the Shares in accordance with the Section 338(h)(10) election exceeds the combined state and federal income and excise tax liability the Shareholder would have incurred had TBA and the Shareholder not filed the Section 338(h)(10) election. Any payment due by TBA to the Shareholder hereunder shall be paid, without right of offset, within thirty (30) days following the agreement of the parties hereto as to the amount of indemnification payment payable hereunder. Should the parties disagree with respect to such calculation, an office of Arthur Andersen LLP other than the office normally used by TBA shall calculate promptly the indemnification payment due hereunder, if any, and the parties shall be bound by such determination. Sections 10.8 and 10.9 of this Agreement shall not apply to the indemnification obligation of TBA under this Section 6.11.

        6.12 Real Estate Lease. TBA shall indemnify and hold harmless Shareholder and his successors from any and all claims, damages or liabilities suffered by Shareholder as a result or arising out of Shareholder's personal guaranty with respect to that certain lease agreement dated September 18, 2000 by and between Moore Entertainment and Emerik Properties Corp. TBA shall use reasonable commercial efforts to have such guaranty released by the Lessor.

        6.13 Separate Subsidiary. TBA shall operate Moore Entertainment as a separate, incorporated subsidiary of TBA for the period beginning on the Closing Date and ending on the date of the final payment made under the Adjustable Note.

        6.14 SunTrust Note. On or before the Closing Date, Moore Entertainment shall cause all amounts outstanding under that certain promissory note payable to SunTrust Bank, N.A. to be paid in full. Such payment shall not cause Moore Entertainment to be in violation of Section 6.10 hereof.

        6.15 Referral Commissions. TBA shall negotiate in good faith the referral commissions to be paid Moore Entertainment for Moore Entertainment's business referrals to the other operating divisions of TBA on all material projects, consistent with the referral commissions paid other operating divisions of TBA for referrals made to the other operating divisions of TBA or as otherwise mutually agreed upon by Moore Entertainment and TBA. In addition, Moore Entertainment shall be entitled to receive compensation with respect to services rendered by Moore Entertainment to the other operating divisions of TBA. Such compensation shall be consistent with the compensation paid for similar services provided by other operating divisions of TBA and shall be mutually agreed upon by Moore Entertainment and the operating division of TBA to which such services are rendered.


                                   ARTICLE 7

                              CONDITIONS TO CLOSING

        7.1 Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following condition: no order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated hereby.

        7.2 Additional Conditions to TBA's Obligations. The obligations of TBA to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 10.8 of this Agreement) by Moore Entertainment or Shareholder, the representations and warranties set forth in Articles 3 and 4 of this Agreement (without regard to any amendments or modifications (unless agreed to in writing by the parties hereto) of the Disclosure Schedule by Moore Entertainment after the time TBA has signed this Agreement) will be true and correct as of the date hereof and at and as of the Closing Date, as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties and with appropriate modifications of tense with respect to representations and warranties made as of a specified date;

            (b) Moore Entertainment shall have performed, in all material respects, each obligation and agreement and complied, in all material respects, with each covenant to be performed and complied with by it under this Agreement prior to the Closing Date, including, without limitation, all of its agreements contained in Article 6 of this Agreement;

            (c) Except as otherwise disclosed on the Disclosure Schedule, all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for TBA to own, operate or control Moore Entertainment or any portion of the assets of Moore Entertainment or to prevent a breach of or a default under or a termination of any agreement material to Moore Entertainment to which Moore Entertainment is a party or to which any material portion of the assets of Moore Entertainment is subject, will have been obtained;

            (d) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded or which might adversely affect the right of TBA to own, operate or control Moore Entertainment or any material portion of the assets of Moore Entertainment or the value of the assets of Moore Entertainment;

            (e) On or prior to the Closing Date, Shareholder shall have entered into an employment agreement with Moore Entertainment substantially in the form of Exhibit C attached hereto dated as of the Closing Date (the "Employment Agreement") and Shareholder shall have terminated any employment, compensation, consulting, fee, services or other similar agreements payable to him, or to his affiliated entities, if any;

            (f) At the Closing, Moore Entertainment will have delivered to TBA the following:

                    (i) a certificate executed on behalf of Moore Entertainment by its President stating that the conditions set forth in Sections 7.2(a) through 7.2(d) of this Agreement have been satisfied or waived by TBA in writing;

                    (ii) certified copies of the resolutions duly adopted by
            Moore Entertainment's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and thereby;

                    (iii) good standing or comparable certificates for Moore
            Entertainment from the jurisdiction of its incorporation and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on the consolidated financial condition, results of operations or business of Moore Entertainment, dated not earlier than thirty (30) days prior to the Closing Date;

                    (iv) copies of all third party and governmental consents (or other evidence satisfactory to TBA) that Moore Entertainment is required to obtain in order to effect the transactions contemplated by this Agreement;

                    (v) a copy of Moore Entertainment's charter certified by the
            Secretary of State of the State of Tennessee;

                    (vi) certificates evidencing the Shares, duly endorsed; and

                    (vii) such other documents as TBA may reasonably request in connection with the transactions contemplated hereby.

            (g) All proceedings to be taken by Moore Entertainment in connection with the consummation of the Acquisition at the Closing and the other transactions contemplated hereby and all documents required to be delivered by Moore Entertainment in connection with the Acquisition and the other transactions contemplated hereby will be reasonably satisfactory in form and substance to TBA.

        7.3 Additional Conditions to the Obligations of Moore Entertainment and Shareholder. The obligations of Moore Entertainment and Shareholder to effect the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

            (a) Except for breaches which do not constitute a Material Adverse Breach (as defined in Section 10.8 of this Agreement) by TBA, the representations and warranties set forth in Article 2 of this Agreement will be true and correct as of the date hereof and at and as of the Closing Date, as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties and with appropriate modifications of tense with respect to representations and warranties made as of a specified date;

            (b) TBA shall have performed, in all material respects, each obligation and agreement and complied, in all material respects, with each covenant required to be performed and complied with by it under this Agreement prior to the Closing Date;

            (c) No action or proceeding before any court or government body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded;

            (d) At the Closing, TBA will have delivered to Moore Entertainment and Shareholder the following:

                    (i) a certificate executed on behalf of TBA by its Chief
            Executive Officer stating that the conditions set forth in Sections 7.3(a) through (c) of this Agreement have been satisfied;

                    (ii) certified copies of the resolutions duly adopted by
            TBA's board of directors authorizing the execution, delivery and performance of this Agreement;

                    (iii) good standing certificates for TBA from the Secretary of State of the State of Delaware dated not earlier than ten (10) days prior to the Closing Date;

                    (iv) copies of all third party and governmental or
            regulatory consents (or other evidence satisfactory to Moore Entertainment) that TBA is required to obtain in order to effect the transactions contemplated by this Agreement;

                    (v) the Cash Portion and the Adjustable Note; and

                    (vi) such other documents as Moore Entertainment or
            Shareholder may reasonably request in connection with the transactions contemplated hereby;

            (e) All proceedings to be taken by TBA in connection with the consummation of the Acquisition at the Closing and all documents required to be delivered by TBA in connection with the transactions contemplated hereby will be reasonably satisfactory in form and substance to Moore Entertainment and Shareholder;

            (f) Except as otherwise disclosed in writing to Moore Entertainment and Shareholder, all consents by governmental or regulatory agencies or otherwise that are required for the consummation of the transactions contemplated hereby or that are required for TBA to own, operate or control Moore Entertainment or any portion of the assets of Moore Entertainment or to prevent a breach of or a default under or a termination of any agreement material to Moore Entertainment to which Moore Entertainment is a party or to which any material portion of the assets of Moore Entertainment is subject, will have been obtained;

            (g) The Employment Agreement and the Pledge Agreement will have been executed and delivered as of the Closing Date.


                                   ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by the unanimous written consent of Shareholder and the Boards of Directors of TBA and Moore Entertainment;

            (b) by either TBA or Moore Entertainment if the Acquisition shall not have been consummated by February 28, 2001;

            (c) by TBA if there has been a misrepresentation or breach of a representation or warranty or a failure to perform a covenant on the part of Moore Entertainment or Shareholder with respect to their representations, warranties and covenants set forth in this Agreement and any such breach or failure constitutes a Material Adverse Breach; and

            (d) by Moore Entertainment if there has been a misrepresentation or a breach of a representation or warranty or a failure to perform a covenant on the part of TBA with respect to their representations, warranties and covenants set forth in this Agreement and any such breach or failure constitutes a Material Adverse Breach.

        8.2 Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

        8.3 Waiver. At any time prior to the Closing Date, (a) TBA may in writing (i) extend the time for the performance of any of the obligations or other acts of Moore Entertainment and/or Shareholder or (ii) waive compliance with any of the agreements of Moore Entertainment and/or Shareholder or with any conditions to its own obligations, and (b) Moore Entertainment and/or Shareholder may in writing (i) extend the time for the performance of any of the obligations or other acts of TBA or (ii) waive compliance with any of the agreements of TBA or with any conditions to their own obligations in each case only to the extent such obligations, agreements and conditions are intended for their benefit.

        8.4 Effect of Termination. If this Agreement is terminated as provided in Section 8.1, this Agreement shall become void and there shall be no liability or further obligation on the part of any party hereto or any of their respective shareholders, officers or directors, except that nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement and the provisions of Section 6.6 and any confidentiality agreements by and between TBA and Moore Entertainment will survive such termination.


                                   ARTICLE 9

                                 INDEMNIFICATION

        9.1 By TBA, Moore Entertainment and Shareholder. Subject to the survival period set forth in Section 10.1, TBA on the one hand and Moore Entertainment and Shareholder on the other hand each hereby agree to indemnify and hold harmless the other against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for defending any actions or threatened actions) (collectively "Damages") reasonably incurred by TBA, Moore Entertainment and Shareholder in connection with each and all of the matters set forth below to the extent they constitute a Material Adverse Breach.

            (a) Any breach by the Indemnifying Party (as defined below) of any representation or warranty made by such Indemnifying Party in this Agreement;

            (b) Any breach of any covenant, agreement or obligation of the Indemnifying Party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

            (c) Any misrepresentation contained in any statement, certificate or schedule furnished by the Indemnifying Party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

        9.2 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.3 of this Agreement in which case the Indemnified Party may settle or compromise such claim without the prior consent of the Indemnifying Party. If the Indemnified Party fails to give prompt notice of any claim and such failure prejudices the Indemnifying Party's position or its ability to defend the claim, the Indemnifying Party's liability to the Indemnified Party shall be reduced by the amount, if any, demonstrated to be directly attributable to the failure to give such notice in a timely manner.

        9.3 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date such claim is made,
(a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

        9.4 Payment of Indemnification Obligation. All indemnification by TBA, Moore Entertainment or Shareholder hereunder shall be effected by payment by wire transfer or delivery of a cashier's or certified check in the amount of the indemnification liability.

        9.5 Limitations. EXCEPT IN CASES OF FRAUD, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE INDEMNIFICATION RIGHTS PROVIDED IN THIS ARTICLE 9 SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SUCH PARTIES TO THIS AGREEMENT FOR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ALL DISPUTES ARISING OUT OF OR RELATING TO ANY OTHER AGREEMENTS OR DOCUMENTS SIGNED OR EXECUTED IN RELATION TO THE CLOSING (EXCEPT FOR THE EMPLOYMENT AGREEMENT AND ADJUSTABLE NOTE, THE TERMS OF WHICH SHALL CONTROL CLAIMS ARISING OUT OF SUCH RESPECTIVE AGREEMENTS). EXCEPT IN CASES OF FRAUD, THE AGGREGATE, MAXIMUM LIABILITY OF EACH OF THE SHAREHOLDER AND TBA UNDER THIS ARTICLE 9 SHALL BE AN AMOUNT EQUAL TO THE PURCHASE PRICE.


                                   ARTICLE 10

                               GENERAL PROVISIONS

        10.1 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing for a period of one (1) year. Notwithstanding the above, claims resulting from any breach of any representation or warranty concerning tax or Moore Entertainment Employee Benefit Plan matters shall expire one hundred twenty (120) days after the expiration of any applicable statute of limitations. Any litigation arising out of or attributable to a breach of any representation, warranty or covenant contained herein must be commenced within the applicable period described above. If not commenced within the applicable period, any such claim will thereafter conclusively be deemed to be waived regardless of when such claim is or should have been discovered.

        10.2 Effect of Due Diligence. No investigation by TBA or Moore Entertainment into the business, operations and condition of the other shall diminish in any way the effect of any representations or warranties made by either party in this Agreement or shall relieve such party of any of its obligations under this Agreement.

        10.3 Specific Performance. TBA, Moore Entertainment and Shareholder understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of TBA, Moore Entertainment and Shareholder to consummate the Acquisition, that the Acquisition is a unique business opportunity for Moore Entertainment, TBA, and Shareholder and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, Moore Entertainment, TBA and Shareholder agree that TBA shall be entitled to obtain specific performance by Moore Entertainment and Shareholder of every such covenant and undertaking contained herein to be performed by Moore Entertainment and Shareholder and that Moore Entertainment and Shareholder shall be entitled to obtain specific performance from TBA of each and every covenant and undertaking herein contained to be observed or performed by TBA.

        10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telex, telecopy, facsimile or overnight courier, or mailed by registered or certified mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to TBA:

                      TBA Entertainment Corporation
                      402 Heritage Plantation Way
                      Hickory Valley, Tennessee   38042
                      Attention:  Thomas J. Weaver III
                      Telecopy:   (901) 764-6107

                      with a copy to:

                      Winstead Sechrest & Minick P.C.
                      5400 Renaissance Tower
                      1201 Elm Street
                      Dallas, Texas  75270
                      Attention:  Randall E. Roberts, Esq.
                      Telecopy:   (214) 745-5390




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

               (b)    if to Moore Entertainment:

                      Moore Entertainment, Inc.
                      1808 West End Avenue,  Suite 727
                      Nashville, Tennessee 37203
                      Attention:  Stephen F. Moore
                      Telecopy:   (615) 320-9459

                      with a copy to:

                      Baker, Donelson, Bearman & Caldwell, PC
                      211 Commerce Street, Suite 1000
                      Nashville, Tennessee 37201
                      Attention:  Steven J. Eisen, Esq.
                      Telecopy:   (615) 744-5718

               (c)    if to Shareholder:

                      Stephen F. Moore
                      1019 Lake Colonial Drive
                      Arrington, Tennessee 37014

                      with a copy to:

                      Baker, Donelson, Bearman & Caldwell, PC
                      211 Commerce Street, Suite 1000
                      Nashville, Tennessee 37201
                      Attention:  Steven J. Eisen, Esq.
                      Telecopy:   (615) 744-5718

Notices delivered personally or by telex, telecopy or facsimile shall be deemed delivered as of actual receipt, mailed notices shall be deemed delivered three days after mailing and overnight courier notices shall be deemed delivered one day after the date of sending.

        10.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

        10.6 Severability. If any term, provision, covenant or Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

        10.7 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) except for any confidentiality agreements executed in connection with the transactions contemplated hereby, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise, except that TBA may assign all or any portion of their rights under this Agreement to any wholly owned subsidiary but no such assignment shall relieve TBA of its obligations hereunder, and except that this Agreement may be assigned by operation of law to any corporation with or into which TBA may be merged; and (d) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof. Courts within the State of Tennessee will have jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement. The parties consent to and agree to submit to the jurisdiction of such courts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        10.8 Material Adverse Breach. Breaches of representations, warranties and covenants by either party hereto which (a) individually results in damages to the other party in excess of $20,000 or (b) in the aggregate result in damages to the other party in excess of $50,000, shall constitute, for purposes of this Agreement, a "Material Adverse Breach."

        10.9 Limitation of Liability. Neither TBA, Moore Entertainment, nor Shareholder shall have any liability for breach of the representations, warranties and covenants made by them and contained in this Agreement unless such breach is a Material Adverse Breach.


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                            STOCK PURCHASE AGREEMENT

                                 Signature Page


        IN WITNESS WHEREOF, TBA, Shareholder and Moore Entertainment have caused this Agreement to be executed on the date first written above by their respective officers duly authorized.



                                        TBA ENTERTAINMENT CORPORATION



                                        By:  /s/  Thomas Jackson Weaver III
                                            ------------------------------------
                                              Thomas Jackson Weaver III,
                                              Chief Executive Officer


                                        MOORE ENTERTAINMENT, INC.



                                        By:  /s/  Stephen F. Moore
                                            ------------------------------------
                                              Stephen F. Moore, President



                                        /s/   Stephen F. Moore
                                        ----------------------------------------
                                        STEPHEN F. MOORE




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